                                                                     EXHIBIT 1.2

                           Merriman Curhan Ford & Co.
                        600 California Street, 9th Floor
                         San Francisco, California 94108

                             DG Acquisition Corp.--
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                        Selected Dealers Letter Agreement
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Ladies and Gentlemen:

In connection with public offerings of securities for which Merriman Curhan Ford
& Co. ("MCF") is acting as the managing underwriter and the manager of the
Selling Group (as defined below) or is otherwise responsible for the distribution of securities to the public (the "Offering") by means of an offering of securities for sale to the public and to selected dealers (the
"Selected Dealers"), you (the "Selected Dealer") may be offered the right to purchase, as principal, a portion of the securities being distributed to the public. In connection with the Offering, DG Acquisition Corp. (the "Company"), has filed a registration statement (No. 333-126287) (the "Registration
Statement") under the Securities Act of 1933 (the "Act"), of, among other securities, 8,875,000 of its Class A Units (including an additional 1,331,250
Class A Units pursuant to an over-allotment option, the "Units"), as more fully described in the Preliminary Prospectus, dated ___________, 2005, and in the final prospectus ("Prospectus") which will be forwarded to you and is expected to become effective in the near future. This letter Agreement (the "Agreement")
will confirm the mutual agreement between MCF and the selected dealer as to the general terms and conditions applicable to the Selected Dealer's participation in any group of Selected Dealers organized by MCF (the "Selling Group") as follows:

1. Conditions of Offering; Acceptance and Purchases. The Offering: (i) will be subject to delivery of the Units and their acceptance by MCF; (ii) may be subject to the approval of all legal matters by MCF's counsel and the satisfaction of other conditions; and (iii) may be made on the basis of reservation of Units or an allotment against subscription. MCF will advise the
Selected Dealer by electronic mail, facsimile or other form of written communication ("Written Communication", which term, in the case of any Offering described in Section 2(a) and Section 2(b), may include a prospectus) of the particular method and supplementary terms and conditions of any Offering in which the Selected Dealer is invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by the Selected Dealer with respect to an Offering should be sent to MCF at the address set forth below. MCF reserves the right to reject any acceptance in whole or in part. Unless notified otherwise by MCF, Units purchased by the Selected Dealer shall be paid for on such date as MCF shall determine, on one day's prior notice to the Selected Dealer, by wire transfer, in an amount equal to the Authorized Public Offering Price or, if MCF shall so advise the Selected Dealer, at the Authorized Public Offering Price less the
Selected Dealers' Selling Concession, against delivery of the Units. If Units are purchased and paid for at the Authorized Public Offering Price, such
Selected Dealers' Selling Concession will be paid after the termination of the provisions of Section 8 with respect to such Units. Notwithstanding the foregoing, unless notified otherwise by MCF, payment for and delivery of Units purchased by the Selected Dealer shall be made through the facilities of The
Depository Trust Company, if the Selected Dealer is a member, unless the
Selected Dealer has

otherwise notified MCF prior to the date specified in a Written Communication or, if the Selected Dealer is not a member, settlement may be made through a correspondent who is a member pursuant to instructions which MCF will send to the Selected Dealer prior to such specified date.

2. Representations, Warranties and Agreements.
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   (a) Registered Offerings. In connection with the Offering, MCF shall provide the Selected Dealer with such number of copies of each final prospectus and final prospectus supplement relating thereto as the Selected Dealer may reasonably request for the purposes contemplated by the Act and the Securities
Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission")
promulgated thereunder. The Selected Dealer represents and warrants that it is familiar with Rule 15c2-8 promulgated under the Exchange Act relating to the distribution of preliminary and final prospectuses and agrees that it will comply therewith. The Selected Dealer agrees to make a record of its distribution of each prospectus and, when furnished with copies of any revised prospectus, the Selected Dealer will, upon MCF's request, promptly forward copies thereof to each person to whom the Selected Dealer has theretofore distributed a prospectus. The Selected Dealer agrees to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule
424(b) or Rule 424(c) promulgated under the Act. The Selected Dealer agrees that in purchasing Units, it will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to the Selected
Dealer. The Selected Dealer will not be authorized by the Company or other seller of Units offered pursuant to a prospectus or by any underwriter engaged in connection with the Offering (each an "Underwriter" and collectively, the
"Underwriters") to give any information or to make any representation not contained in the prospectus in connection with the sale of such Units.

   (b) Offerings Pursuant to Offering Circular. In the case of any Offering of
Units, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering,
MCF will make available to the Selected Dealer as soon as practicable after sufficient copies are made available to MCF by the Company such number of copies of each preliminary offering circular and of the final offering circular relating thereto as the Selected Dealer may reasonably request. The Selected
Dealer agrees that it will comply with applicable Federal, state and other laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. The Selected Dealer further agrees that in purchasing Units pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to the
Selected Dealer by MCF. The Selected Dealer will not be authorized by the
Company or other seller of Securities offered pursuant to an offering circular or by any Underwriters to give any information or to make any representation not contained in the offering circular in connection with the sale of such
Securities.

   (c) Offer and Sale to the Public. The Offering is made subject to the conditions referred to the prospectus or offering circular relating to the
Offering and to the terms and conditions set forth in this Agreement. With respect to any Offering, MCF will inform the Selected Dealer in writing of the public offering price, the selling concession, the reallowance (if any)

to dealers and the time when the Selected Dealer may commence selling Units to the public. After such public offering has commenced, MCF may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price", the "Concession" and the
"Reallowance". With respect to each Offering of Units, until the provisions of this Section 2(c) shall be terminated pursuant to Section 4 hereof, the Selected
Dealer agrees to offer Units to the public only at the Public Offering Price, except that if a Reallowance is in effect, a Reallowance from the Public
Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business who are either (i) members in good standing of the NASD who agree to abide by the applicable rules of the NASD (see
Section 3(e) below) or (ii) foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section
2(e) hereof.

   (d) Over-allotment; Stabilization; Unsold Allotments. (1) MCF is authorized to over-allot in arranging sales to the Selling Group, to purchase and sell
Units and to stabilize or maintain the market price of the Units. The Selected
Dealer agrees to advise MCF at any time and from time to time upon MCF's request, prior to the termination of this Agreement, of the number of Units purchased by the Selected Dealer remaining unsold, and the Selected Dealer will, upon MCF's request at any such time, sell to MCF, for its account or the account of one or more of the Underwriters, such amount of such unsold Units as MCF may designate, at the Authorized Public Offering Price thereof less an amount to be determined by MCF not in excess of the Selected Dealers' Selling Concession. In the event that prior to the later of (i) the termination of this Agreement or
(ii) the covering by MCF of any short position created by MCF in connection with the Offering, for its account or the account of one or more Underwriters, MCF purchases or contracts to purchase for its account or the account of any of the
Underwriters, in the open market or otherwise, any Units theretofore delivered to the Selected Dealer, MCF reserves the right to withhold the above-mentioned
Selected Dealers' Selling Concession on such Units if sold to the Selected
Dealer at the Authorized Public Offering Price, or if such Selected Dealers'
Selling Concession has been allowed to the Selected Dealer through its purchase at a net price, the Selected Dealer agrees to repay such Selected Dealers'
Selling Concession upon MCF's demand, plus, in each case, any taxes on redelivery, commissions, original issue discount, accrued interest and dividends paid in connection with such purchase or contract to purchase.

       (2) The Selected Dealer agrees that it will not make any over-allotment sales. The Selected Dealer agrees that it will not engage in any stabilization transaction or purchase and sell Units for long or short accounts. The Selected
Dealer agrees that until termination of this Agreement, it will not make purchases or sales of the Units except (I) pursuant to this Agreement, (II)
pursuant to authorization received from MCF or (III) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

   (e) NASD. The Selected Dealer, by becoming a member of the Selling Group, represents that it is engaged in the investment banking or securities business and that it is (a) a

member in good standing of the National Association of Securities Dealers, Inc.
("NASD"), and will comply with all applicable rules of the NASD, including but not limited to NASD Conduct Rule 2740, or (b) a foreign dealer or institution that is not eligible for membership in the NASD and that has agreed: (i) not to sell Units within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein; (ii) that any and all sales by the Selected Dealer shall be in compliance with Rule 2790 of the
NASD's Conduct Rules; (iii) to comply, as though it were a member of the NASD, with Rules 2730, 2740 and 2750 of the NASD's Conduct Rules, and to comply with
Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country. The Selected Dealer represents that neither the Selected Dealer nor any of its directors, officers, partners or persons associated with the
Selected Dealer (as defined in the By-Laws of the NASD) nor, to the Selected
Dealer's knowledge, any "related person" (as defined by the NASD in its
Interpretation Relating to Review of Corporate Financing, which term includes counsel, financial consultants and advisors, finders, members of the selling or distribution groups and any other persons associated with or related to any of the foregoing) or any other broker-dealer has had, within the last 12 months, any dealings with the Company or any controlling shareholders thereof (other than relating to this Agreement) as to which documents or information are required to be filed with the NASD pursuant to its Interpretation Relating to
Review of Corporate Financing. The Selected Dealer further represents and warrants, by its participation in the Offering, that it has provided to MCF all documents and other information required to be filed with respect to the
Selected Dealer, any related person or any person associated with the Selected
Dealer or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to the Offering.

3. Rules of Fair Practice. The Selected Dealer agrees that, in connection with any purchase or sale of the Units wherein a Selected Dealers' Selling Concession or discount is received or granted, (1) it will comply with the provisions of
Section 24 of Article III of the NASD's Rules of Fair Practice and (2) if it is
a non-NASD member broker or dealer in a foreign country, it will also comply
(a), as though it were an NASD member, with the provisions of Sections 8 and 36 thereof and (b) with Section 25 thereof as that Section applies to a non-NASD member broker or dealer in a foreign country. The Selected Dealer further agrees that, in connection with any purchase of securities from MCF not otherwise covered by the terms of this Agreement (whether MCF is acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a
Selected Dealers' Selling Concession, discount or other allowance is granted to the Selected Dealer, clauses (1) and (2) of the preceding paragraph will be applicable.

4. Relationship among Underwriters and Selected Dealers. MCF may buy Units from or sell Units to any Underwriter or Selected Dealer and, without consent, the
Underwriters (if any) and the Selected Dealers may purchase Units from and sell
Units to each other at the Authorized Public Offering Price less all or any part of the Selected Dealers' Selling Concession. Unless otherwise specified in a separate agreement between the Selected Dealer and MCF, this Agreement does not authorize the Selected Dealer to act as agent for: (i) MCF; (ii) any
Underwriter; (iii) the Company; or (iv) other seller of any Units in an offering of Units to the public or otherwise. Neither MCF nor any Underwriter shall be under any obligation to the Selected Dealer except for obligations assumed hereby or in any Written Communication from MCF in connection with the Offering.
Nothing contained herein or in any Written Communication from MCF shall constitute the Selected Dealer as an association or partner with

MCF or any Underwriter or with one another. If the Selling Group, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then the Selected Dealer shall elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. The Selected Dealer hereby authorizes MCF, in
MCF's sole discretion, to execute and file on its behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with the Offering, the Selected Dealer shall be liable for its proportionate amount of any tax, claim, demand or liability that may be asserted against it alone or against one or more Selected Dealers participating in such Offering, or against
MCF or the Underwriters, based upon the claim that the Selling Group, or any members thereof, constitute an association, an unincorporated business or other entity, including, in each case, its proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

5. Blue Sky Laws. Upon the request of the Selected Dealer, MCF shall inform the
Selected Dealer as to any advice MCF has received from counsel concerning the jurisdictions in which Units have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Units in any such jurisdiction. Upon the completion of the Offering, the Selected Dealer (and each other member of the Selling Group) agrees to promptly furnish to MCF, upon MCF's request, territorial distribution reports setting forth each jurisdiction in which sales of the Units were made by such member, the number of Units sold in such jurisdiction and any further information as MCF may request, in order to permit to file on a timely basis any report that MCF as the Underwriter of the
Offering or manager of the Selling Group may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

6. Compliance with Law. The Selected Dealer agrees that in selling Units pursuant to the Offering (which agreement shall also be for the benefit of the
Company or other seller of such Units), it will comply with all applicable laws, rules and regulations, including the applicable provisions of the Act and the
Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3 hereof.
Furthermore, the Selected Dealer acknowledges and agrees that certain Offerings of Units (i) may be made in the United States only and/or (ii) may be offerings of Units of an affiliate of a United States bank but are not savings accounts, deposits or other obligations of any such bank and would not be guaranteed by such bank or insured by the Federal Deposit Insurance Corporation or any other governmental agency.

7. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by MCF by written notice thereof to the Selected Dealer, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment.
Each reference to "this Agreement" herein shall, as appropriate, be to this
Agreement as so amended and supplemented. The terms and conditions set forth in
Section 1 with regard to the Offering will terminate at the close of business on the 30th day after the

commencement of the public offering of the Units to which the Offering relates, but in MCF's sole discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

8. MCF Liabilities. As Managing Underwriter of the Offering and manager of the
Selling Group, MCF shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the offering or the Selected
Dealers or any members of them. Except as expressly stated herein, or as may arise under the Act, MCF shall be under no liability to any member of the
Selling Group as such for, or in respect of (i) the validity or value of the
Units, (ii) the form of, or the statements contained in, the Prospectus, the
Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others, (iii) the form or validity of the Underwriting Agreement to be entered into in connection with the Offering or this Agreement, (iv) the eligibility of any of the Units for sale under the laws of any jurisdiction, (v) the delivery of the Units, (vi) the performance by the Company, or others, of any agreement on its or their part or (vii) any matter in connection with any of the foregoing.

9. Notices. All communications from the Selected Dealer shall be addressed to
MCF at 600 California Street, 9th Floor, San Francisco, California 94108,
Attention: ________________. Any notice from MCF to the Selected Dealer shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed, telegraphed or sent by confirmed facsimile transmittal to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of California without giving effect to conflict of laws.

10. Time is of the Essence. Time is of the essence in this Agreement.

11. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1, and the respective successors and assigns of each of them.

Please confirm, by signing and returning to MCF the enclosed copy of this
Agreement, the Selected Dealer's agreement to purchase, or the Selected Dealer's acceptance of any reservation of, any Units pursuant to an Offering and shall constitute (i) acceptance of and agreement to the terms and conditions of this
Agreement together with and subject to any supplementary terms and conditions contained in any Written Communication from MCF in connection with such
Offering, all of which shall constitute a binding agreement between MCF and the
Selected Dealer, individually or as representative of any Underwriters, (ii)
confirmation that the Selected Dealer's representations and warranties set forth in Section 2 hereof are true and correct, (iii) confirmation that the Selected
Dealer's agreements set forth in this Agreement have been and will be fully performed by the Selected Dealer to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 2(b) and 2(c), acknowledgment that the Selected Dealer will request and has received from MCF sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with its undertakings in
Section 2(a) or 2(b).

                                                      Very truly yours,

                                                      MERRIMAN CURHAN FORD & CO.

                                                      By:
                                                         ----------------------
                                                         Name:
                                                         Title:

[________________________________]

By: ______________________________
    Name:
    Title: